UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 2017
(Date of earliest event reported)

UBS Commercial Mortgage Trust 2017-C4
(Central Index Key Number 0001716263) (Exact name of issuing entity)

UBS AG
(Central Index Key Number 0001685185)

Société Générale
(Central Index Key Number 0001238163)

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

CIBC Inc.
(Central Index Key Number 0001548567) (Exact name of sponsor as specified in its charter)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799) (Exact name of registrant as specified in its charter)

Delaware	333-207340-04	45-3587479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1285 Avenue of the Americas New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-713-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 18, 2017, UBS Commercial Mortgage Securitization Corp. (the “Depositor”) caused the issuance, pursuant to a pooling and servicing agreement, dated as of October 1, 2017 (the “Pooling and Servicing Agreement”), among UBS Commercial Mortgage Securitization Corp. (the “Registrant”), as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, of UBS Commercial Mortgage Trust 2017-C4, Commercial Mortgage Pass-Through Certificates, Series 2017-C4 (the “Certificates”).

The Certificates represent, in the aggregate, the entire beneficial ownership in the UBS Commercial Mortgage Securities Trust 2017-C4 (the “Issuing Entity”), a common law trust formed on October 18, 2017 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of fifty  (50) mortgage loans (the “Mortgage Loans”) secured by first liens on eighty-five (85) commercial, multifamily or manufactured housing community properties.

The Mortgage Loan secured by the mortgaged property identified as “50 Varick Street” on Exhibit B to the Pooling and Servicing Agreement (the “50 Varick Street Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “50 Varick Street Whole Loan”) that also includes two (2) additional pari passu promissory notes, which are not assets of the Issuing Entity. The 50 Varick Street Whole Loan is being serviced and administered pursuant to a pooling and servicing agreement, dated as of November 1, 2017 (the “UBS 2017-C5 Pooling and Servicing Agreement”), by and among UBS Commercial Mortgage Securitization Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, relating to the UBS 2017-C5 securitization transaction into which the related controlling companion loan is deposited.

The terms and conditions of the UBS 2017-C5 Pooling and Servicing Agreement applicable to the servicing of the 50 Varick Street Mortgage Loan are similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “The Pooling and Servicing Agreement” in the Prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on October 18, 2017. However, due to the manner in which the UBS 2017-C5 securitization satisfied the risk retention requirements of Section 15G of the Exchange Act (the “Risk Retention Requirements”) the UBS 2017-C5 Pooling and Servicing Agreement does not include a risk retention consultation party (the “Risk Retention Consultation Party”, as defined in the UBS 2017-C4 Pooling and Servicing Agreement). In UBS 2017-C4, the Risk Retention Consultation Party was appointed by Rialto Mortgage Finance, LLC. Under the terms and conditions of the UBS 2017-C5 Pooling and Servicing Agreement, in connection with certain major decisions that involve the 50 Varick Street Mortgage Loan, the related special servicer is not required to consult with any Risk Retention Consultation Party. The UBS 2017-C5 Pooling and Servicing Agreement is attached hereto as Exhibit 4.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Pooling and Servicing Agreement, dated and effective as of November 1, 2017, among UBS Commercial Mortgage Securitization Corp. (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2017	UBS COMMERCIAL MORTGAGE SECURITIZATION CORP.
(Registrant)

	By:	/s/ Nicholas Galeone
Name: Nicholas Galeone
Title: President

	By:	/s/ David Schell
Name: David Schell
Title: Executive Director

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

4.1	Pooling and Servicing Agreement, dated and effective as of November 1, 2017, among UBS Commercial Mortgage Securitization Corp. (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.	(E)